FOURTH AMENDING AGREEMENT

THIS AGREEMENT AMENDING THE AGREEMENT made as of the 18th day of January, 2006, and as amended by the Amending Agreements made as of the 16th day of January, 2009, the 22nd day of June, 2009 and the 30th day of December, 2009, is made as of the 11th day of February, 2010.

BETWEEN:

BEESTON ENTERPRISES LTD., a Nevada Corporation, having an office at #122-247 SW Street, Miami, Florida, United States of America   33130

(Hereinafter referred to as “Beeston”)

                                    OF THE FIRSTPART

AND:

KRANTI RESOURCES INC., a Nevada Corporation, having an office at  #211-6705 Tomken Road, Ontario, Canada   L5T 2J6

                        (Hereinafter referred to as “Kranti”)

OF THE SECOND PART

 WHEREAS:

A.

The parties hereto entered into an agreement dated as of the 18th day of January, 2007 (the “Option Agreement”) which Option Agreement was amended by an agreement dated as of the 16th day of January, 2009  (the “First Amending Agreement”), by an agreement dated as of the 22nd day of June, 2009 (the “Second Amending Agreement”) and by an agreement made as of the 30th day of December, 2009 (the “Third Amending Agreement”) (which First Amending Agreement, Second Amending Agreement and Third Amending Agreement are herein collectively referred to as the “Amending Agreements”).

B.

Kranti will be unable to complete “Mining Operations”, as that term is defined in the Option Agreement (as amended by the Amending Agreement), on the “Property”, as described in the Option Agreement (as amended by the Amending Agreements), and thereby incur “Expenditures”, as that term is defined in the Option Agreement (as amended by the Amending Agreement), or alternatively, to make an equivalent cash payment in lieu of carrying out Mining Operations, for the purpose of complying with sub-paragraph 5. (d) of the Option Agreement (as amended by the Amending Agreements) within the extended time period provided for under the Option Agreement (as amended by the Amending Agreements) due to a continued lack of funding.

C.

 Beeston is prepared to extend the date by which Kranti is required to comply with sub-paragraph 5. (d) of the Option Agreement (as amended by the Amending Agreements), subject to Kranti agreeing to increase the amount of Expenditures it will incur on Mining Operations carried out upon the Property or, alternatively, pay in cash to Beeston in lieu of incurring all or part of such Expenditures.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises the parties hereto covenant and agree with each other as follows:

EXTENSION OF TIME PERIOD

1.

The Option Agreement (as amended by the Amending Agreements) be and it is hereby amended as follows:

(a)  The phrase “the third anniversary date of this Agreement” in sub-paragraph 5.(d) of the Option Agreement (as amended by the Amending Agreements) be and it is hereby deleted and it shall no longer have any force and effect and in its place and stead shall be inserted the date “December 31, 2010”.

 INCREASE IN EXPENDITURES

 2.

The Option Agreement (as amended by the Amending Agreement) be and it is hereby further amended as follows:

(a)  The amount “SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00)” in sub-paragraph 5.(d) of the Option Agreement (as amended by the Amending Agreements) be   and it is hereby deleted and it shall no longer have any force and effect and in its place   and stead shall be inserted the amount “ONE HUNDRED THOUSAND DOLLARS   ($100,000.00)”.

CONFIRMATION AND RATIFICATION

3.

In all other respects, the Option Agreement (as amended by the Amending Agreements) as further amended hereby, shall remain the same and be of full force and effect and applicable against the parties hereto, and the provisions thereof, as further amended hereby, are hereby ratified and confirmed.

ENUREMENT

4.

This agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

ADDITIONAL DOCUMENTS

The parties hereto will execute and deliver all such further documents and instruments, and do all such further acts and things as may be necessary to carry out the full intent and meaning of this agreement and to give effect to the transactions contemplated hereby and in the Option Agreement (as amended by the Amending Agreements).

CAPTIONS

6.

The captions appearing in the agreement are inserted for convenience of reference only and shall not effect the interpretation of this agreement.

COUNTERPARTS

7.

This agreement may be executed in counterpart and all counterparts so executed shall constitute one agreement binding on all parties hereto.  It shall not be necessary for each party to execute the same counterpart hereof.

IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first written above.

BEESTON ENTERPRISES LTD.

/s/ Michael Upham

Authorized Signatory

KRANTI RESOURCES INC.

/s/ Jazz Samra

Authorized Signatory